EXHIBIT 23.1


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 11-K, into the Company's previously filed Registration Statement File No. 33-65418, Registration Statement File No. 333-032891, Registration Statement File No. 333-03303, Registration Statement File No. 333-32170, and Registration Statement File No.333-53367.


                                        ARTHUR ANDERSEN LLP

Albuquerque, New Mexico
May 24, 2001